Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS

- Reports Recurring FFO of $0.22 per Diluted Share for First Quarter-
- Same Property NOI Up 8.3% Compared to First Quarter 2015 -
- Stabilized Same Property Portfolio Occupancy At 95.1%, Up 320 Basis Points Year-Over-Year -

Los Angeles, California - May 4, 2016 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the first quarter 2016.

First Quarter 2016 Financial and Operational Highlights:

•	Recurring Funds From Operations (FFO) of $0.22 per diluted share for the quarter ended March 31, 2016. Including non-recurring items, FFO was $0.22 per diluted share.

•
Total rental revenues of $27.4 million, which represents an increase of 30.8% year-over-year. Property Net Operating Income (NOI) of $19.8 million, which represents an increase of 30.8% year-over-year.

•
Same Property Portfolio NOI increased 8.3% in the first quarter of 2016 compared to the first quarter of 2015, driven by an 8.4% increase in Same Property Portfolio total rental revenue and an 8.7% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 8.2% compared to the first quarter 2015.

•	Signed new and renewal leases totaling 961,291 rentable square feet. Rental rates on new and renewal leases were 13.6% higher than prior rents on a GAAP basis and 5.6% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 95.1%, which represents an increase of 320 basis points year-over-year. Same Property Portfolio occupancy was 91.7%, which represents an increase of 100 basis points year-over-year.

•
At March 31, 2016, the consolidated portfolio including repositioning assets was 88.1% occupied, which represents a decrease of 140 basis points year-over-year. At March 31, 2016, the consolidated portfolio, excluding repositioning assets aggregating 937,420 rentable square feet, was 95.5% occupied.

•	During the first quarter 2016, the Company acquired two industrial properties for an aggregate purchase price of $24.5 million.

•	Subsequent to quarter end, the Company acquired a private REIT comprising a portfolio of nine industrial properties for a total purchase price of approximately $191.0 million.

•	Subsequent to quarter end, the Company issued 10.35 million additional shares of its common stock, for net proceeds of approximately $175.1 million.

•	Subsequent to quarter end, the Company exercised the $100.0 million accordion on the $125.0 million 7-year term loan.

“We are pleased with our strong start to 2016, measured by accretive internal and external growth,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “During the quarter, we grew consolidated revenue by over 30% and generated an 8.3% increase in our Same Property Portfolio NOI compared to the prior year quarter. Our team leased over 961,000 rentable square feet, with rental rates on new and renewal leases increasing by 13.6%, our tenth consecutive quarter of positive double-digit leasing spreads, and we acquired two high quality industrial properties. Subsequent to quarter end, we acquired a portfolio of nine industrial properties in four of our target infill submarkets, adding in excess of 1.5 million square feet to our portfolio, which was partially funded with $175.1 million in net proceeds from our recent equity offering. Looking ahead, the Company is well-positioned to continue to enhance shareholder value as we capitalize upon our substantial internal and external growth opportunities within a strong performing infill Southern California industrial market.”

Financial Results:

The Company reported net income attributable to common stockholders of $1.3 million for the three months ended March 31, 2016, as compared to net income attributable to common stockholders of $27,000 for the three months ending March 31, 2015.

The Company reported Company share of Recurring FFO of $12.0 million, or $0.22 per diluted share of common stock, for the three months ended March 31, 2016, as compared to Company share of Recurring FFO of $10.1 million, or $0.20 per diluted share of common stock, for the three months ending March 31, 2015. Including non-recurring legal fee reimbursements of $0.6 million and acquisition expenses of $0.5 million reported during the first quarter of 2016, Company share of FFO was $12.1 million, or $0.22 per diluted share of common stock, as compared to Company share of FFO of $9.5 million, or $0.19 per diluted share of common stock, for the three months ending March 31, 2015.

Operating Results:

For the three months ended March 31, 2016, the Company’s Same Property Portfolio NOI increased 8.3% compared to the first quarter of 2015, driven by an 8.4% increase in Same Property Portfolio total rental revenue, and an 8.7% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 8.2% compared to the first quarter 2015.

In the first quarter of 2016, the Company signed 126 new and renewal leases in its consolidated portfolio, totaling 961,291 rentable square feet. Average rental rates on comparable new and renewal leases were up 13.6% on a GAAP basis and up 5.6% on a cash basis. The Company signed 46 new leases for 248,520 rentable square feet, with GAAP rents up 28.8% compared to the prior in place leases. The Company signed 80 renewal leases for 712,771 rentable square feet, with GAAP rents up 11.7% compared to the prior in-place leases. For the 46 new leases, cash rents were up 15.0%, and for the 80 renewal leases, cash rents were up 4.4%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2016. See below for information regarding the supplemental information package.

Transaction Activity:

In the first quarter 2016, the Company acquired two industrial properties, for an aggregate purchase price of $24.5 million, as detailed below.

In March 2016, the Company acquired 8525 Camino Santa Fe, a four tenant industrial building containing 59,399 square feet in the Central San Diego submarket for $8.5 million, or approximately $142 per square foot.

In March 2016, the Company acquired 28454 Livingston Avenue, a single-tenant industrial building containing 134,287 square feet in Valencia within the Los Angeles’ San Fernando Valley submarket for $16.0 million, or approximately $119 per square foot.

Subsequent Events:

In April 2016, the Company acquired a private REIT comprised of a portfolio of nine industrial properties for a total purchase price of approximately $191.0 million, or approximately $125 per square foot, exclusive of closing costs. The portfolio consists of nine properties located in four of the Company’s core infill Southern California industrial markets, including Orange County, Los Angeles-San Gabriel Valley, Inland Empire West, and Central San Diego, totaling approximately 1.53 million rentable square feet.

In April 2016, the Company issued 10.35 million shares of its common stock at $17.65 per share, for net proceeds of approximately $175.1 million after deducting the underwriting discount and offering expenses. In addition, the Company exercised the $100 million accordion on the $125 million 7-year term loan. The proceeds from the equity offering and the accordion expansion were used to fund the $191 million portfolio acquisition completed in April and to pay down the outstanding balance on the revolving credit facility.

Balance Sheet:

At March 31, 2016, the Company had $445.6 million of outstanding debt, with an average interest rate of 3.158% and an average term-to-maturity of 5.6 years. As of March 31, 2016, $160 million of the Company’s floating-rate debt has been effectively fixed at 3.461% through the use of interest rate swaps. As a result of interest rate swaps and the issuance of $100 million of fixed-rate notes last year, approximately $278.1 million, or 62%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.86% and an average term-to-maturity of 5.5 years. The remaining $167.5 million, or 38%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.55% and an average term-to-maturity of 5.6 years.

During the first quarter of 2016, the Company closed on a seven-year $125 million unsecured term loan facility. The term loan facility matures on January 14, 2023 and bears interest at LIBOR plus an applicable Eurodollar rate margin that will range from 1.50% to 2.25% per annum depending on the Company's leverage ratio. The proceeds were used to repay amounts outstanding under the Company's unsecured revolving credit facility and for general corporate purposes.

During the first quarter of 2016, the Company also executed a forward interest swap that will effectively fix the $125 million unsecured term loan facility at 1.349% plus an applicable Eurodollar rate margin from February 14, 2018 to January 14, 2022. If this interest rate swap was effective as of March 31, 2016, the Company's consolidated debt would be 90% fixed and 10% variable.

Guidance

The Company is increasing its full year 2016 guidance range for Company share of Recurring FFO to a range of $0.85 to $0.88 per diluted share of common stock. This Recurring FFO guidance refers only to the Company's in-place portfolio as of May 4, 2016 and does not include any assumptions for acquisitions or dispositions that may occur later during the year. Full year guidance otherwise remains unchanged and assumes the following: year-end Same Property Portfolio occupancy within a range of 94% to 95%, Same Property Portfolio NOI growth for the year of 5% to 7% and general & administrative expenses of $16.5 to $17.0 million dollars.

Dividend:

On May 2, 2016, the Board of Directors declared a dividend of $0.135 per share for the second quarter of 2016, payable in cash on July 15, 2016, to stockholders and unit holders of record on June 30, 2016.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, May 4, 2016, at 5:00 p.m. Eastern time to review first quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through June 4, 2016, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13634196.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 131 properties with approximately 13.8 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. A reconciliation of FFO to net income, the nearest GAAP equivalent, is set forth below.

Recurring Funds from Operations (Recurring FFO): We calculate Recurring FFO by adjusting FFO to exclude the impact of certain items that we do not consider indicative of our on-going operating performance. These adjustments consist of non-recurring legal expenses or reimbursements related to prior litigation and acquisition expenses. Management believes that Recurring FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. A reconciliation of FFO to Recurring FFO is set forth below.

Net Operating Income (NOI): Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2015 and still owned by us as of March 31, 2016. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2015 through March 31, 2016. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at properties that were in various stages of repositioning or lease-up. As of March 31, 2016, space aggregating 350,176 rentable square feet at six of our Same Property Portfolio properties were in various stages of repositioning or lease-up.

Contact:
Investor Relations:

Stephen Swett
424 256 2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets (In thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Land	$501,972	$492,704
Buildings and improvements	667,675	650,075
Tenant improvements	30,305	28,977
Furniture, fixtures, and equipment	188	188
Construction in progress	17,662	16,822
Total real estate held for investment	1,217,802	1,188,766
Accumulated depreciation	(111,167)	(103,623)
Investments in real estate, net	1,106,635	1,085,143
Cash and cash equivalents	6,402	5,201
Rents and other receivables, net	2,939	3,040
Deferred rent receivable, net	8,670	7,827
Deferred leasing costs, net	6,001	5,331
Deferred loan costs, net	1,296	1,445
Acquired lease intangible assets, net	28,802	30,383
Acquired indefinite-lived intangible	5,271	5,271
Other assets	5,580	5,523
Acquisition related deposits	400	—
Investment in unconsolidated real estate entities	4,144	4,087
Total Assets	$1,176,140	$1,153,251
LIABILITIES & EQUITY
Liabilities
Notes payable	$444,010	$418,154
Interest rate swap liability	4,949	3,144
Accounts payable, accrued expenses and other liabilities	14,897	12,631
Dividends payable	7,814	7,806
Acquired lease intangible liabilities, net	3,307	3,387
Tenant security deposits	11,995	11,539
Prepaid rents	2,667	2,846
Total Liabilities	489,639	459,507
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 55,657,428 and 55,598,684 outstanding as of March 31, 2016 and December 31, 2015, respectively	554	553
Additional paid in capital	723,074	722,722
Cumulative distributions in excess of earnings	(54,192)	(48,103)
Accumulated other comprehensive loss	(4,728)	(3,033)
Total stockholders' equity	664,708	672,139
Noncontrolling interests	21,793	21,605
Total Equity	686,501	693,744
Total Liabilities and Equity	$1,176,140	$1,153,251

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations (Unaudited and in thousands)

	Three Months Ended March 31,
	2016	2015
RENTAL REVENUES
Rental revenues	$23,499	$18,557
Tenant reimbursements	3,558	2,184
Other income	313	190
TOTAL RENTAL REVENUES	27,370	20,931
Management, leasing and development services	134	132
Interest income	—	277
TOTAL REVENUES	27,504	21,340
OPERATING EXPENSES
Property expenses	7,543	5,771
General and administrative	3,602	3,546
Depreciation and amortization	11,214	9,884
TOTAL OPERATING EXPENSES	22,359	19,201
OTHER EXPENSE
Acquisition expenses	475	233
Interest expense	3,254	1,826
TOTAL OTHER EXPENSE	3,729	2,059
TOTAL EXPENSES	26,088	21,260
Equity in income from unconsolidated real estate entities	61	1
NET INCOME	1,477	81
Less: net income attributable to noncontrolling interest	(52)	(4)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	1,425	77
Less: earnings attributable to participating securities	(78)	(50)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,347	$27
Net income available to common stockholders per share - basic and diluted	$0.02	$—

Rexford Industrial Realty, Inc.
Same Property Portfolio Statements of Operations and NOI Reconciliation (Unaudited and in thousands)

Same Property Portfolio Statement of Operations:

	Three Months Ended March 31,
	2016	2015	$ Change	% Change
Rental Revenues
Rental income	$19,253	$18,092	$1,161	6.4%
Tenant reimbursements	2,652	2,214	438	19.8%
Other income	299	176	123	69.9%
Total Rental Revenues	22,204	20,482	1,722	8.4%
Interest income	—	—	—	0.0%
Total Revenues	22,204	20,482	1,722	8.4%
Operating Expenses
Property expenses	6,170	5,678	492	8.7%
Depreciation and amortization	8,841	9,457	(616)	(6.5)%
Total Operating Expenses	15,011	15,135	(124)	(0.8)%
Other Expense
Interest expense	(205)	533	(738)	(138.5)%
Total Other Expense	(205)	533	(738)	(138.5)%
Total Expenses	14,806	15,668	(862)	(5.5)%
Net Income	$7,398	$4,814	$2,584	53.7%

Same Property Portfolio NOI Reconciliation:

	Three Months Ended March 31,
NOI	2016	2015	$ Change	% Change
Net Income	7,398	4,814
Add:
Interest expense	(205)	533
Depreciation and amortization	8,841	9,457
Deduct:
Interest income	—	—
NOI	$16,034	$14,804	$1,230	8.3%
Straight-line rents	(315)	(337)
Amort. above/below market leases	(14)	46
Cash NOI	$15,705	$14,513	$1,192	8.2%

.

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended March 31,
	2016	2015	$ Change	% Change
Rental income	$19,253	$18,092	$1,161	6.4%
Tenant reimbursements	2,652	2,214	438	19.8%
Other income	299	176	123	69.9%
Total rental revenues	22,204	20,482	1,722	8.4%
Property expenses	6,170	5,678	492	8.7%
NOI	$16,034	$14,804	$1,230	8.3%
Straight-line rents	(315)	(337)	22	(6.5)%
Amort. above/below market leases	(14)	46	(60)	(130.4)%
Cash NOI	$15,705	14,513	$1,192	8.2%

Same Property Portfolio Occupancy:

	March 31, 2016		March 31, 2015		Change (ppt)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)
Occupancy:
Los Angeles County	90.9%	94.5%	89.4%	90.6%	1.5%	3.9%
Orange County	86.5%	98.4%	92.2%	97.7%	(5.7)%	0.7%
San Bernardino County	97.7%	97.7%	96.3%	96.3%	1.4%	1.4%
Ventura County	92.3%	92.3%	91.8%	91.8%	0.5%	0.5%
San Diego County	94.7%	94.7%	88.7%	88.7%	6.0%	6.0%
Total/Weighted Average	91.7%	95.1%	90.7%	91.9%	1.0%	3.2%

(1)
Reflects the occupancy of our Same Property Portfolio adjusted for space aggregating 350,176 rentable square feet at six properties that were in various stages of repositioning or lease-up as of March 31, 2016.

Rexford Industrial Realty, Inc.
Funds From Operations (Unaudited and in thousands)

	Three Months Ended March 31,
	2016	2015
Funds From Operations (FFO)
Net income	$1,477	$81
Add:
Depreciation and amortization	11,214	9,884
Depreciation and amortization from unconsolidated joint ventures(1)	5	28
FFO	$12,696	$9,993
Less: Noncontrolling interest(2)	(449)	(409)
Less: Participating securities(3)	(124)	(71)
Company share of FFO	$12,123	$9,513

FFO	$12,696	$9,993
Add:
Non-recurring legal fees (reimbursements)	(643)	369
Acquisition expenses	475	233
Recurring FFO	$12,528	$10,595
Less: Noncontrolling interest(2)	(443)	(435)
Less: Participating securities(3)	(123)	(75)
Company share of Recurring FFO	$11,962	$10,085

Weighted-average shares outstanding - basic and diluted	55,269,598	50,683,528
Weighted-average diluted shares and units	57,296,240	52,989,102

(1)	Amount represents our 15% ownership interest in a joint venture that owns the property located at 3233 Mission Oaks Boulevard.

(2)	Noncontrolling interest represent holders of outstanding common units of the Company's operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.